UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2018

Aon plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England		EC3V 4AN
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective, March 23, 2018, the Board of Directors (the “Board”) of Aon plc (the “Company”) appointed Jeffrey C. Campbell as a director of the Company. Mr. Campbell will serve until the Company’s 2018 annual general meeting of shareholders, when he is expected to be subject to re-appointment by a vote of the Company’s shareholders. The Board has appointed Mr. Campbell to the Audit and Organization and Compensation Committees of the Board.

Mr. Campbell is the executive vice president and chief financial officer at American Express, a position he has held since July 2013. From 2004 to 2013, Mr. Campbell served as the executive vice president and chief financial officer at McKesson Corporation. Prior to his time at McKesson Corporation, Mr. Campbell spent 13 years at AMR Corporation and its principal subsidiary, American Airlines, ultimately becoming its chief financial officer in 2002. He serves as a director and chair of the Audit Committee of Hexcel Corporation.

Mr. Campbell will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices (prorated based on his start date), which are generally described in the Company’s Proxy Statement for the Company’s 2017 annual general meeting of shareholders, filed with the Securities and Exchange Commission on April 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Molly Johnson
Molly Johnson Assistant Secretary

Date: March 28, 2018